HIRATA CORPORATION
                    ORIGINAL EQUIPMENT MANUFACTURER AGREEMENT
                                   Revision C



**** - Indicates confidential information that has been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


                              Adept Confidential                               1

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                               TABLE OF CONTENTS



        Description                                    Page Number
        -----------                                    -----------
o       Contract Body                                  3 to 17
o       Product Specification        Appendix 1        18 to 19
o       Color Specification          Appendix 2        20
o       Logo Specification           Appendix 3        21
o       Pricing                      Appendix 4        22
o       Spares Pricing               Appendix 5        22
o       Inspection                   Appendix 6        24
o       Quality Data                 Appendix 7        25
o       Out of Warrantee Pricing     Appendix 8        26
o       Product Addendum's




                              Adept Confidential                               2

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                              HIRATA CORPORATION'S
                   ORIGINAL EQUIPMENT MANUFACTURER AGREEMENT


This agreement by and between ADEPT TECHNOLOGY, INC. (hereinafter referred to as "ADEPT") and HIRATA CORPORATION (hereinafter referred to as "HIRATA") is entered into for the purpose of providing OEM sales of HIRATA robot manipulators to ADEPT. ADEPT and HIRATA agree that the following provisions shall govern the OEM relationship between ADEPT and HIRATA.


1.  Purpose and Scope of Relationship

1.1 ADEPT will purchase HIRATA manipulator Arms for incorporating with ADEPT hardware and software controls to provide an extension to ADEPTs product line. ADEPT shall market the Arms under its own trade name and responsibilities except for any industrial rights associated with the designs of the Arms.


1.2 HIRATA is engaged in the design, manufacturing and sales of various automation equipment and products including industrial robots in Japan and elsewhere throughout the world, and desires to expand its sales of robotics products.


1.3 Both parties desire to expand the market demand for their products through the business relationship established by this agreement.


2.      Product Specifications and Technical Information

2.1     Product Specification

HIRATA will sell to ADEPT mechanical SCARA manipulators and its parts (hereinafter referred to as "Arms") which accept ADEPT's servo amplifier signal and meet the product specifications contained in Adept Product Specification. If changes are required to the product specifications referenced in this agreement during the course of the business relationship, both parties must formally approve the requirements and changes to be made before they are incorporated into the Arms sold to ADEPT. Further, both parties agree to provide a minimum of 90 days notification prior to the target shipping date in writing of any proposed changes. Any earlier shipping date may be arranged or determined if reasonable and agreed upon. Any proposal of a significant nature (for example, changes in scope of specifications, molds and die sets being used for production, and/or other performance of the Arms) must have a minimum of 180 days notification prior to the target shipping date in writing. HIRATA guarantees that all products sold to ADEPT will meet the most current effective revision of product specifications approved by both parties. (For further Product Specification see attached Appendix #1.)


                              Adept Confidential                               3

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2.2     Technical Support

In order to support ADEPT's direct market responsibilities, HIRATA will make available capable technical support personnel at ADEPT's request for any problem with the Arms not resolvable by ADEPT engineering or customer Service or Sales Applications support in ADEPT's opinion. The technical support must have adequate English speaking and writing skills or HIRATA must supply the necessary interpreter on a timely basis. The technical support must be available during HIRATA's factory's normal working hours and be available for emergency situations for off factory hours given a critical or emergency situation in ADEPT's judgment. Such technical support shall be limited and conducted at HIRATA's facility in Japan. There will be no charge for this technical support service. HIRATA will maintain 24 hour 7 day phone coverage, inclusive of holidays and weekends, so as to be able to respond to emergency requests. Emergency requests will be clearly identified as being "Emergency". At the time of HIRATA's off-working hours or holidays, any initial emergency inquiry from ADEPT to HIRATA shall be via ADEPT-Japan who will notify HIRATA. It is expected that emergency communications will be a rare situation.


2.3     Color and Logo Plate Specification

The Arms sold to ADEPT shall be painted to ADEPT's color specification. Color # (See Appendix #2). Adhesive logo plates shall be supplied by ADEPT and such logo plates shall be fitted by HIRATA to the Arms. HIRATA shall provide and install product number plates with ADEPT's name, product name, serial number, and date of production

Size and fitting method of the product number plate shall be compatible with HlRATA's standards described in (Appendix #3). ADEPT will start this process but will later have HIRATA buy logo plates and have HIRATA install them in their factory.


3.      Pricing and Payment

3.1     Pricing

The prices applicable to the Arms and maintenance parts purchased under this agreement shall be set forth in the attached PRICE SCHEDULE (Appendix #4). Pricing shall be firm in YEN, for a period of eighteen (18) months from the date of the first customer shipment by ADEPT. After the initial term of the agreement, pricing shall be negotiated annually. Prior pre agreed prices shall automatically continue into the furture unless either party formally contests in writing. Prices shall be unit price plus shipping charges FOB Japan. The trade terms under this agreement shall be governed and interpreted by and under the provisions of latest International Commercial Terms (INCOTERMS).


3.2     Payment Terms

The payment shall be wire transferred to HIRATA in YEN 60 days after the Bill of Lading (B/L) date.


                              Adept Confidential                               4

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3.3     Pricing Schedule

Proposed changes in prices after the initial 18 month term must be formally communicated to ADEPT in San Jose, California at least 90 days before the effective date. ADEPT must agree to any changes to the PRICE SCHEDULE in writing. A release against the new price schedule shall be applicable to all shipments after effective date of new price schedule.


4.      Purchase Orders, Delivery Scheduling, Lead Times, Forecasts

4.1     Lead Times

HIRATA shall guarantee a lead time of 60 calendar days or less for delivery of the Arms. HIRATA will make its best effort to reduce lead times for particular orders where ADEPT's ability to make a sale is based on quick delivery. Delivery is defined as the Bill of Lading date.


4.2     Minimum Order

Purchase of the Arms shall be for a minimum of one (1) unit per order. ADEPT shall take delivery of 100 units as a minimum over the initial 18 months and 100 units as a minimum per every consecutive 12 month period thereafter. At some point, an End of Life situation will be encountered when the minimum 100 unit order per year requirement cannot be satisfied.


4.3     Purchase Order

On!y actual signed ADEPT Purchase Orders shall be considered as the purchasing commitment. HIRATA shall promptly acknowledge, within 48 hours in writing via fax, all purchase order exclusive of weekends and Japanese holidays. In the event of conflict between the individual purchase order terms and conditions of this agreement, the provisions of this agreement will prevail.


4.4 Forecast and Order Release

By the end of each month, ADEPT will provide HIRATA via fax the following information.


        A) A 12 month forecast will be supplied monthly by Purchasing Agent and will be updated with every master forecast change. The first 4 weeks quantity of this release will remain fixed, the second 4 weeks quantity may fluctuate by not more than 20%.


        In order to be responsive to ADEPT's upside forecast requirements, safety stock will be maintained by HIRATA. Equivalent to 2 months of forecast usage in work in process inventory.

        B) The forecasts and revised forecasts provided to HIRATA by ADEPT will be ADEPT's best efforts to estimate market demand but shall not be a binding obligation to place orders for the Arms.


                              Adept Confidential                               5

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4.5     Shipment / Delivery Schedule

ADEPT plans, in the future, to ship the Arms and spare parts produced from HIRATA's factory directly to ADEPT's (end user or system integrator) customers. HIRATA will provide confirmation in writing within 48 working hours and information (e.g. actual ship dates, ship carrier, shipper's way bill numbers) necessary to confirm and track the progress of the shipment by FAX transmission. All customer billing will be by ADEPT to ADEPT's customer base.


An official interface and designee will be identified at HIRATA and ADEPT, (with telephone, fax, and mail addresses) for official communications between HIRATA and ADEPT.


        A) All direct customer shipments shall be made by means of a weekly delivery schedule supplied by ADEPT's Purchasing Agent via fax. (Ref. 4.4, A)

        B) Shipment can also be made to ADEPT's factory via a weekly kanban system. The quantity due to ship will be supplied weekly by ADEPT's Purchasing Agent via fax.

        C) HIRATA shall not deliver items in advance of ADEPT required delivery dates without prior approval. If earlier deliveries are made, ADEPT may elect to return the items at HIRATA's expense or hold the units and delay payment for a corresponding period of time.


HIRATA shall deliver the ordered Arms or parts to ADEPT or its customers directly by the best method cf transportation from Japan to destination. The methcd shall be defined by HIRATA with ADEPT's approval. In the event that the shipping destination and/or the method of transportation changes from the original Purchase Order, ADEPT will advise HIRATA, at least 15 working days prior to scheduled shipping date, the method of transportation and/or the destination of shipment.


This agreement does not authorize HIRATA to deliver any items. HIRATA will be authorized to deliver and ADEPT will be obligated to take receipt of only those items which are scheduled for delivery by Purchasing Agent on the weekly faxes.


                              Adept Confidential                               6

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5.      Warranty

The warranty assumes that "normal use" occurs and the equipment is maintained to specification.


5.1     Product Warranty

HIRATA warrants that the products sold to ADEPT under this agreement will conform to the then current specifications published (see attachment) for the product for a period of eighteen (18) months or 4,000 hours, whichever is smaller, after the bill of lading date to ADEPT Product specifications will be negotiated between ADEPT and HIRATA and will become a formal addendum to this agreement. Products will also be warranted against any defect (including "latent defects") in workmanship and material during the warranty period.


5.2     Warranty Obligation

HIRATA's warranty obligation will be to ship, at no charge to ADEPT, an exchange replacement within two (2) working days for any field replacement part or subassembly found to be defective by ADEPT during the warranty period. ADEPT will return or scrap defective parts and or subassemblies at HIRATA's direction. HIRATA will pay the cost of transportation in both directions for the defective parts.


5.3     Defects

(ADEPT and HIRATA will specify the standard time to replace each part listed in the spare parts list) To the extent the defects are substantial (over 10% of the units shipped in the prior three months or require more than four man hours per unit to replace) ADEPT may, at its option, return the entire Arm, subassembly to HIRATA for repair or replacement at HIRATA's expense including transportation both ways.


5.4     Training

HIRATA will provide maintenance and repair training to ADEPT personnel and any third party people whom ADEPT contracts with to service the Arms, at HIRATA's factory in Japan. ADEPT shall send at least one of its Field Service engineers to HIRATA's factory to receive training for 5 working days at ADEPT's expense. If the training is held at ADEPT or its customer's site, ADEPT shall reimburse HIRATA for the transportation, room and board plus compensation at yen/day expenses. An initial training course shall be scheduled at the conclusion of this agreement. A training course may be performed once per year on a date to be mutually agreed upon.


                              Adept Confidential                               7

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5.5     Dead On Arrival and Infant Mortality  Performance and Warranty  Coverage

Arm parts and replacement parts DOA and infant morality rates for 18 months must be 0.1% except for abnormal transportation damage. The system and its packaging must be able to withstand normal industry shipping (air, ship, rail, and truck) requirements for vibration, shock, temperature and humidity. If DOA and infant mortality rates > 0.1%, ADEPT will obtain labor expense at cost (includes labor, travel and per diem expenses) from HIRATA. A notification of DOA in writing must reach HIRATA within ten (10) working days after the date of cargo arrival at ADEPT's site or, in case of direct shipping from HIRATA to a customer, twenty
(20) working day at the customers site. ADEPT shall notify HIRATA how ADEPT judges the DOA and infant mortality performance in advance.


5.6     Replacement  Parts   Re-manufactured  and  Repaired   Replacement  Parts
Warranty

All replacement, re-manufactured and repaired parts within the warranty period shall have the same life expectancy as a new part. All replacement parts, re-manufactured and repaired out of warranty shall have a 12 month warranty when shipped to ADEPT. These parts shall have an 8 month warranty when shipped to ADEPT's customer direct.

6. Parts,  Repair  Service,  and  Maintenance

6.1 General Spare or Replacement Parts

All spare or replacement parts required for the Arm sold to ADEPT shall be listed in the PRICE SCHEDULE. Prices for out-of-warranty and spare parts purchased by ADEPT shall be listed and updated in the PRICE SCHEDULE in the same manner as product prices as outlined in Section 3. of this agreement. All spares must be fully tested and run in per Adept specification contained in (Appendix #5).


6.2     Spare Stock Levels

HIRATA agrees to maintain a level of stock of spare and replacement parts which will allow it to ship emergency replacements of any part within two (2) working days of notification via FAX. Notification by ADEPT for emergency parts shipment orders may be made via FAX or telephone with only an ADEPT Purchase Order number required. Emergency shipments will be via air freight. ADEPT will define in the fax to whom and where to ship the part(s).

Adept will make best efforts to advise and encourage their customers to maintain an adequate level of replacement parts (spares) to support their installed base of ADEPT equipment.


6.3     Part Revision Control

HIRATA agrees to maintain records of the revision levels for all parts and relate the part revision level to the serial numbers of all Arms which it ships to ADEPT. These records are to be sent monthly to ADEPT with the latest updates.


                              Adept Confidential                               8

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HIRATA  shall  also keep  ADEPT  informed  at all times of cases  where the most current revisions of any part cannot be used to replace a prior revision level of the same part. When these cases exist, HIRATA will stock sufficient quantities of prior revision level parts to meet any future repair requirements for products in the field. Both parties shall discuss the update of prior revision spare parts in ADEPT inventory which shall be returned to HIRATA upon agreement.


6.4     Re-manufactured Parts Usage

Only new parts can be employed in new products and new spares. Re-manufactured or used parts can not be used for new product and spare sales. HIRATA may use either new or re-manufactured parts to replace warranty or out-of-warranty returns.

Re-manufactured parts can be used instead of repairing a returned part for repair unless the customer's order explicitly forbids such.

For this latter case, the customer's specific part returned for repair must be repaired and returned to the same customer in question if the part returned is judged by HIRATA as repairable within:

Type of Part                                Calendar  Days
------------                                --------------
Directly repairable in HIRATA's factory     15 days
Repairable  by a supplier to HIRATA         40 days

HIRATA shall segregate all reworked or used parts or products from the inventory of parts sold to ADEPT for new product or spare parts sales.


6.5     Spare Part Packaging

All products and spare parts will be individually packaged and in a manner to prevent any shipping damage and allow safe storage and handling of the individual parts in the unopened package. All products and spare or replacement parts must have exterior markings in English which clearly show quantity, ADEPT's part number, revision level, and whether the spare part is "new" or "used" (usable only for warranty and non-warranty replacement).


6.6     Packaging Labeling

HIRATA will create packaging having external labeling that conforms to trade mark and marketing identification requirements established by ADEPT. This is particularly important given the future plan (date to be established) to ship direct from HIRATA's factory to ADEPT's customers.


6.7 RGA -- Refurbishing used Arms will be established at the time of return of the used Arms. The price will be based on HIRATA's and ADEPT's agreement upon pricing.


                              Adept Confidential                               9

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7.0     Product Change Management

7.1     Configuration Control

HIRATA will formally notify ADEPT in writing and obtain ADEPT's approval of any design change involving form, fit or function for mechanical electrical, and their spare parts. Adept will respond to the change request within 30 days.


7.2     Product Changes

If for any reason compatibility is not possible, the impact to ADEPT's customer base must be assessed and discussed with ADEPT.


ADEPT will expect that all spares will be upgraded within six (6) months through a recycle program and all other parts will be upgraded and/or replaced upon failure. These changes will be made at HIRATA's or ADEPT's cost to be determined and agreed upon by both companies


7.3     Configuration Revision Level Compatibility Matrix

HIRATA will supply ADEPT a revision level configuration compatibility matrix to ADEPT's specification covering the Arms and spare parts.


8.      Obsolescence

8.1     Support Service

For all products sold to ADEPT under this agreement, HIRATA agrees to support service and parts replacement for at least seven and 1/2 (7.5) years after notification to ADEPT of product discontinuance.


8.2     Obsolescence Agreement

HIRATA agrees to obtain ADEPT's concurrence on the obsolescence on any product and/or part covered by this agreement. If concurrence can not be reached, HIRATA agrees to maintain either repair service or a new supply of the subject product and/or part for 7.5 years from notification.


9. Documentation


9.1     Documentation

HIRATA will provide manuscript and technical illustrations in fully converted English and Japanese for all products sold to ADEPT for incorporation into ADEPT's user and service manuals at no cost. Documentation for the Arms will be provided to ADEPT at least two (2) weeks before the first delivery of Arms. HIRATA grants ADEPT the right to reproduce in part or in total this documentation for sales and service literature and manuals. Documentation will be provided in the form of electronic copy in three and one half inch floppy disk with the format compatible with APPLE Macintosh Computer, Microsoft Word, system software 6.0 or later.

                              Adept Confidential                              10


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9.2   Specific documentation shall include but not be limited to the following:


      A) Service manual for Arms including mechanical assemblies and schematics.

      B) Spare parts lists for Arm.

      C) Trouble shooting guide for Arm.

      D) Mechanical and electrical specifications for Arm.

      E) Assembly drawings

      F) User preventive maintenance


10.    Inspection and Testing

10.1   Testing

HIRATA agrees to test all products according to test procedures and specifications contained in ADEPT Product Spec. and ADEPT Qualifications Test Spec. Further, as part of the test procedure, HIRATA agrees to calibrate each unit by mutually agreed upon procedures which will be jointly developed. Calibration and test data developed through the testing process will accompany each unit shipped to ADEPT and will be identified by unit serial number. Any changes to the documented test procedures or specifications referenced above shall have ADEPT'S approval before being incorporated into the production process.


ADEPT will provide HIRATA, at no cost to HIRATA, at least two (2) units of standard ADEPT controller(s) with servo drives for use in testing the Arms before packaging and shipment to ADEPT. The intent of this testing is to allow the Arms to be stocked at ADEPT or drop shipped directly to customers by HIRATA and married with an ADEPT provided controller without further testing. The controllers provided for this purpose shall be returned to ADEPT at the termination of this agreement.


10.2 Inspection

ADEPT shall inform HIRATA of its plan on how to perform the initial inspection of HIRATA manufacturing, testing and shipping procedures of the Arms at HIRATA's facility. ADEPT shall have the right to periodically inspect HIRATA's production process for products sold to ADEPT at HIRATA's facility as mutually agreed upon with reasonable notice before any visit. ADEPT shall retain the right to final test and acceptance of any product before it is shipped from HIRATA's facility. (See Appendix #6)


10.3    Quality Data

HIRATA agrees to provide monthly manufacturing quality, manufacturing process and reliability data for the products covered by this agreement per Appendix #7.


                              Adept Confidential                              11

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10.4    Arm MTBF

The MTBF goal for the Arm is to be 14000 hours. HIRATA shall test for all products according to test procedures and specifications contained in the ADEPT Product Specification and ADEPT Qualification Test Specifications. HIRATA shall accumulate and log all product test hours and failures for the purpose of estimating product MTBF. HIRATA will supply cumulative test hours and failure information to ADEPT on a monthly basis per Appendix #7 Quality Data.


11.     Indemnity

HIRATA will defend at its expense any claim or suit brought against ADEPT, or any ADEPT customer using products originally manufactured by HIRATA, based on claim that the use of any product delivered constitutes an infringement of a patent, copyright, or any other intellectual property right issued by an country in which ADEPT does business. HIRATA will indemnify ADEPT and ADEPT's customers from any costs, damages and fees finally awarded against ADEPT in an action attributable to such a claim, including any legal fees incurred by ADEPT to defend itself. ADEPT will notify HIRATA for prior approval for such legal action.


To the extent that HIRATA decides to procure a license for ADEPT or ADEPT's customer to continue use of the product at some cost to HIRATA, this cost will not be borne in any way by ADEPT for any product received through the time HIRATA notifies ADEPT of this cost and no purchase orders outstanding will be affected by a price increase due to this cost. Additionally, at the time HIRATA notifies ADEPT that due to this additional cost future pricing will be increased, ADEPT shall notify HIRATA of all outstanding quotes which ADEPT is obligated to and HIRATA will agree to not pass this cost on to any product sold under the named outstanding quotes.


12. Confidentiality

12.1    Confidentiality

Each party acknowledges that, in the course of the performance of this agreement, it may obtain relating to the other party, its business, and products which is of confidential and proprietary nature (hereinafter referred to as "Proprietary Information").

Proprietary information will be identified by written notification by either party to the other, prior to disclosure. Each party agrees to treat the other party's Proprietary Information in a manner similar to how it treats its own Proprietary Information during the initial term and any renewal terms of this Agreement and for three (3) years after its expiration or sooner termination, and will not use the Proprietary Information outside people within its company who have a need to know without the other permission.


                              Adept Confidential                              12

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12.2    Proprietary

Obligations to protect the others Proprietary Information shall not apply to the extent such information; (a) was in the recipient parties lawful and unrestricted possession prior to disclosure by the other party as evidenced by written records; (b) is generally available to the public; (c) has been received lawfully and in good faith by either party, from a third party who did not derive it from the disclosing party; or (d) is independently developed by the recipient without reference to the Proprietary Information and without violation of any confidentiality restriction.


12.3 Non-Disclosure

Neither party will disclose the terms or contents of this Agreement to any third party except as mutually agreed, or as required by statute, regulation, or court order.


12.4    Public Disclosure

All public disclosure of any terms of our relationship for publicity or business purposes must be approved by ADEPT prior to disclosure.


13. Assignments and Delegations

This Agreement shall inure to the benefit and be binding upon the parties and their respective successors and assignees. Neither party shall assign or delegate this Agreement or any rights, privileges or obligations under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, no such consent shall be required for any such assignment or delegation by a party which is part of or incident to the sale or other transfer, whether by sale, merger, consolidation, or other corporate reorganization, of all or substantially all of such party's assets and business, so long as the assignees or successor shall be a corporation owning or retaining all or substantially all of such assets and business and shall have assumed all of such party's obligations under this agreement except as the said successors and assignees or their licenser, license, affiliated company complete with the other party.


14. Term and Termination

14.1    Initial Term

The Initial Term of this Agreement shall be thirty six (36) months from and after the Effective Date. Unless specifically formally contested in writing by either patty, this agreement will automatically extend in twelve (12) month increments. This agreement will not extend beyond ten (10) years. Given this agreement is contested by either party, or both parties hereto shall discuss with each other the extension or expiration of this Agreement in good faith six
(6) months prior to the above expiration date. If both parties cannot reach agreement, this Agreement will expire on said date.


                              Adept Confidential                              13

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14.2    Defaults

If either party defaults in the performance of any provision of this Agreement, then the non-defaulting party must give written notice to the defaulting party and the defaulting party has sixty (60) days to cure the default.


14.3    Compensation

In the event either party fails to cure any defaults as outlines in paragraph 14.2, the other party shall be due compensation in an amount equal to their actual investment in this program or the profit margins on anticipated sales for the initial term of this agreement, which ever is greater. A maximum amount of compensation will be established.


14.4    Termination

Termination shall not relieve HIRATA of its obligations under sections 5, 6, or 7 of this Agreement which deal with warranty and service of products sold to ADEPT prior to the termination of this Agreement.


14.5    Manufacturing Agreement

ADEPT will have all the right to Manufacture (Arms) if HIRATA becomes insolvent (no longer in business) or is no longer manufacturing (Arms) or HIRATA desires not to produce the (Arms) at a price deemed acceptabie to ADEPT.


15. Force Majeure

Neither party shall be liable for any obligation under this Agreement if fulfillment of any such oblication has been delayed, hindered, or prevented by force majeure, including strikes, riots, civil commotion or any circumstances beyond the reasonable control of the parties to this Agreement, provided that the suspension of fulfillment of any obligation under this Agreement shall be limited to the duration necessary for removal of the effects of the force majeure.


16.     Applicable Law, Jurisdiction and Venue, and Attorney's Fees

16.1    Law

This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, U.S.A. ADEPT and HIRATA will work out a fair settlement between the two parties. If one cannot be reached, it will go to arbitration. This arbitration will be held in the defending company's country in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration proceedings shall be binding and conclusive upon the parties hereto.


                              Adept Confidential                              14

16.2    Fees

Reasonable attorney's fees and costs shall be awarded to the prevailing party in the event of arbitration involving the enforcement or interpretation of the Agreement. Such fees and costs shall be decided by the arbitrator(s).


17.     Exclusivity

Customer List Confidentiality

Since ADEPT plans, in the future, to direct drop ship Arms and spare parts products from HIRATA's factory to ADEPT's customers; HIRATA will learn ADEPT's customer base names and key contacts. HIRATA will not disclose to any outside party any information about Adept's customer base or business.


Information Disclosure

Neither party will take advantage of any information disclosure by the other as a result of this joint business venture unless the information is freely and commonly available in the market place.


ADEPT Customer Contact and Business Competitive Restrictions

HIRATA agrees not to use this OEM relationship as a means to contact any ADEPT customer without the formal prior written agreement of ADEPT. If the customer relationship had been established by HIRATA prior to the execution of this business agreement, this restriction will not apply as long as the business is not in direct competition with ADEPT's existing or planned future business relationship with the customer.


HIRATA agrees not to sell or sell through a third party spares, replacement parts and repair services or re-manufactured products relative to the products supplied to ADEPT in competition with ADEPT to ADEPT's customers without the written consent of ADEPT.


17.1 HIRATA agrees that ADEPT will have the exclusive rights to the sale and distribution of the Arms in the United States of America and Europe. Confusion to HIRATA's and ADEPT's customers will be minimized by this relationship.

17.2 HIRATA will not sell any Arm to any other robot company with V, V+, Val based, Val II based, or Karel based motion control language, future variants or new generations of these languages created by ADEPT.


                              Adept Confidential                              15

17.3 HIRATA agrees that this contract will be the basis for all future HIRATA products which ADEPT may wish to purchase. HIRATA agrees not to offer the Arms to other OEM customers without allowing ADEPT the first right of refusal to exclusive distribution and sales rights of HIRATA's products at terms and conditions at least equal to the best terms and conditions offered to any other individual or organization including the minimum purchase obligation.
Additionally, HIRATA agrees not to enter into any agreement to sell a manipulator Arm of the same type, size, specification, and market use to any OEM customer for integration with the customer's controls as ADEPT is doing for this relationship.


18.     Miscellaneous

18.1 This Agreement and all notices, reports, documentation, or other communications hereinafter shall be in English language, and in all case of any conflict between the English version and any translated version of this Agreement or any such communication, the English version will govern.


18.2 Failure of either party to enforce a provision of this Agreement or waiver by either party of a breach of a provision of this Agreement shall not be construed as a waiver of a succeeding breach or provision. If any provision is held to be invalid or unenforceable, the invalidity shall not affect the validity of the remaining provisions. The parties may also agree to substitute, for the invalid provision, a valid provision that most closely approximates the intent and economic effect of the invalid provision.


19. Entire Agreement

19.1 This Agreement constitutes and expresses the entire agreement and understanding between the parties hereto with respect to all the matters herein referred to. All previous discussion promises, agreements, memoranda, representations, and understandings relative thereto, if any, had between the parties hereto, are herein merged or superseded.


                             Adept Confidential                               16

IN WITNESS WHEREOF the parties hereto have cause this Agreement to be executed in duplicate by their respective duly authorized representatives on the day and year first below written and retained one copy respectively.

ADEPT TECHNOLOGY, INC.                        HIRATA CORPORATION


BY:  /s/ JAMES E. KUHL                           BY:  /S/ Y. HIRATA
   ---------------------------------             -------------------------------
   JAMES E. KUHL                                 YASUNARI HIRATA


Title: Vice President, Operations             Title: President


Date:    1/31/95                                 Date:     31/1/1995
     -------------------------------                  --------------------------


                              Adept Confidential                              17

                                  APPENDIX #1
Adept 550 Table-Top
SCARA Robot


Product Description

The Adept 550 is a four-axi, tablemount SCARA robot. Its cost-effective design and easy-to-use software make the Adept 550 an attractive alternative to both fixed-automation and manual production methods.

With a reach of 550 mm and payload of 5.5 kg, the Adept 550's SCARA design is ideal for light-payload assembly, handling, and packaging jobs. High-speed AC Servo Motors allow the system to perform thousands of pick-and-place cycles per hour with repeatability to 0.025 mm.

Based on Adept automation software and controls, the Adept 550 Table-Top SCARA Robot offers maximum production flexibility with minimum development expense.

Adept controls simplify integration of the 550 robot by combining all of the functions found in a typical robot workcell, including motion control workcell communications, vision guidance, and conveyor tracking.

For many basic pick-and-place jobs, Adept's AIM MotionWare software allows factory personnel to achieve powerful automation results without the need for complicated programming For those jobs that require more sophistication. Adept's V+ software provides a powerful multitasking environment for complete customization ot workcell performance.

By combining an efficient table-top design with easy-to-use software and controls. the Adept 550 is a powerful robot system. For common light-payload tasks such as part transfer, material handling, and assembly, the Adept 550 Table-Top SCARA Robot offers an affordable, productive solution for flexible automation results.

================================================================================
Features                                Benefits
--------------------------------------------------------------------------------
5.5 kg payload/550 mm reach             Ideally suited for light payload
                                        assembly and handling applications.
--------------------------------------------------------------------------------
Repeatability to 0.025 mm               Consistent, high quality results.
--------------------------------------------------------------------------------
Table-mount design with small
footprint                               Efficient work space utilization.
--------------------------------------------------------------------------------
Adept software and controls             State-of-the-art automation performance
                                        with minimum development expense.
================================================================================


                               ADEPT CONFIDENTIAL                             18

                                  APPENDIX #1

Product Specifications
================================================================================
Payload (maximum):       5.5 kg
                       (12.1 lb)

Joint 4 inertia (max): 451 kg-cm(2)
                      (154 lb-in(2))

Repeatability (x, y) +/- 0.025 mm
                    (+/- 0.001")
                 (Z) +/- 0.03 mm
                        (0.001")
              theta  +/- 0.05(degrees)

Joint Range
Joint 1:        200(degrees)
Joint 2:        280(degrees)
Joint 3:        200mm (7.9")
Joint 4.        540(degrees)

Maximum Joint Speed
Joint 1:        300o/sec
Joint 2:        480o/sec
Joint 3:        1000 mm/sec
                (40"/sec)
Joint 4:        480(degrees)/sec

Robot Brakes
Joints 1, 2, and 4:     dynamic brake
Joint 3:                electric brake

Robot-to-Controller Cables
5 m (16.4')

Cycle Times
The robot tool performs a continuous-
path motion from location "a" to location
"b" and back to "a". The path consists of all straight-line segments.

           305 mm
-------------------------------
|25 mm                   25 mm|
|                             |
|                             |
a                             b

Payload             Cycle Time
2 kg (4.4 lb)          0.8 sec


Extended arm configurations yield optimal cycle times. Cycle times increase with retracted configurations.

User Lines
Electrical      24(12 twisted pairs)
Pneumatic       2 @ 6 mm diameter
                3 @ 4 mm diameter

System Requirements
Controller
Compatible with Adept MV series
controllers

Power
o Robot Interface Requirements
  Standard: Three Phase 200 - 240 VAC
  Configurable: Single Phase 200 - 240 VAC
o Controller Power Requirements
  U.S. Standard: 200 - 240 VAC, 50-60 Hz
  Single Phase, 2.5A(MV-8), 6.3A(MV-19)
  Configurable:   100 - 120 VAC,
  5A (MV-8), 12.5A (MV-19)

Environment
41 - 104(degrees) F (5 - 40(degrees) C), 5 - 90% relative humidity (noncondensing)

Options
o Robot-mounted camera hardware
o Robot calibration kit
o 10 m (32.8') Extended robot-to-controller cables

--------------------------------------------------------------------------------

Adept 550 Table-Top SCARA Robot
Dimensions
A - Inner link:            300 mm (11.8")
B - Outer link:            250 mm (9.8")
C - Vertical clearance
   (base to retracted
    quill flange)          330 mm (13.0")
D - Manipulator height:    872.5 mm (34.4")
R(0) - Maximum reach:      550 mm (21.7")
R(1) - Minimum reach:      194 mm (7.6")
Robot Weight               45 kg (100 lb.)

[GRAPHIC GO HERE]

--------------------------------------------------------------------------------

Corporate Headquarters
150 Rose Orchard Way
San Jose, CA 95134
USA
Tel:    (408)432-0888
Fax:    (408)432-8707

European Technical Center
Ottn-Hahn-Str. 23
44227 Dortmund
Germany
Tel:    (49) 231.75.89.40
Fax:    (49) 231.75.89.450

Japan Technical Center
1-2, Aza Nakahara
Mitsuya-Cho
Toyohashi-Shi 441-31
Japan
Tel: (81) 532.65.2391
Fax: (81) 532.65.2390

Product specifications are subject to change without notice. The Adept logo is a registered trademark Adept Technology, Inc. Adept, Adept 550, AIM, Motion Ware, V+, and Adept MV are trademarks of Adept Technology, Inc.

Revision date 6/94

For more information on the Adept 550 Table-top SCARA Robot or other Adept products, contact your local sales engineer or call the Adept Information Hotline at: (800) 292-3378 or (408) 434-6228.


                               ADEPT CONFIDENTIAL                             19

                                  Appendix #2

                              Color Specification



o  Paint Chip provided to HIRATA with specification



                               Adept Confidential                             20

                                  Appendix #3

                               Logo Specification


o To be supplied by HIRATA



                               Adept Confidential                             21

                                  Appendix #4

                                    Pricing

        Description                Item Number                Price
        -----------                -----------                -----

Manipulator Arm                       ****                 Yen ****
Packing & Transportation                                   Yen ****
----------------------------------------------------------------------
**** Unit Price                                            Yen        Each



FOB cost per air shipment       Yen ****

FOB cost per ocean shipment     Yen ****



                               Adept Confidential                             22

                                                   Appendix #5

                                                  Spares Pricing

   ADEPT             HIRATA                                                      US $               JAPAN YEN
PART NUMBER        PART NUMBER             DESCRIPTION                        UNIT PRICE            UNIT PRICE
================================================================================================================
60001-00044       ****                     ****                                 ****                 ****
60001-00046
60001-00047
60001-00048
60001-00050
60001-00051
60554-00000
60554-00010
60554-00020
60554-00030
60554-00040
60554-00050
60554-00060
60554-00070
60554-00080
60554-00090
60554-00100
60554-00110
60554-00120
60554-00130
60554-00140
60554-00150
60554-00160
60554-00170
60554-00180
60554-00190
60554-00200
60554-00210
60554-00220
60554-00230
60554-00240
60554-00250

                                                Adept Confidential                             23

                                  Appendix #6
                                   Inspection

10.2 Inspection

HIRATA shall perform inspection of each arm manufactured for ADEPT TECHNOLOGY, INC. Inspection results for each arm shall be documented and included with the arm at shipment. The following data is to be included with each arm shipment.

1)      Adept part number

2)      Product serial number

3)      Month of manufacture

4)      Visual inspection check fist

        -      No visual casting or paint flaws

        - Adept logos and name/number plates are installed correctly according to specifications.

        -      Performance and test data required is supplied with the arm.

        - Product is adequateiy wrapped and packaged to prevent shipping and handling damage.

5)      Arm cycle performance per test TBD1.

        -      Joint 1 performance         _______

        -      Joint 2 performance         _______

        -      Joint 3 performance         _______

        -      Joint 4 performance         _______

6)      Arm accuracy performance per test TBD2.

        -      Joint 1 performance         _______

        -      Joint 2 performance         _______

        -      Joint 3 performance         _______

        -      Joint 4 performance         _______

7)      Arm repeatability performance per test TBD3.

        -      Joint 1 & 2 combination     _______

        -      Joint 3                     _______

        -      Joint 4                     _______

8)      Z axis force test per test TBD4.

        -      J3 force                    _______

9 ) Electrical tests

        -      Hypot test per test TBD4.   _______

        -      ESD test per test TBD5.     _______

10) Calibration data per test TBD6.



February 18, 1994                Adept Confidential                           24

                                  Appendix #7
                                  Quality Data


QP-1023A                    Q.I.S. FOR NEW PRODUCTS (Manual Entry)

--------------------------------------------------------------------------------

5.9     QUALITY PERFORMANCE REPORTING;

        1. The Manual Q.I.S. shall report Product Field Performance Quality and Reliability Trends:

             A.   Purpose: Overall product field performance
             B.   Audience: Adept Management
             C.   Frequency: Monthly
             D.   Period: Current Month / Rolling prior 12 months.
             E.   Format:  Trend Charts / Data Points  Matrix  (Performance  vs.
                  Goal)
             F.   Products: ICEBERG
                            SWORDFISH
                            604S
                            POWER AMPLIFIER

             G Formula:  O.B.D. / Out of Box Defects Performance:
                         [O.B.D = Number of Defects / Installations] The total number of defects identified as the product is unpacked and installed. Each defect is counted as a separate item; i.e., Functional defects, missing items, loose hardware, unclear documentation, cosmetic defects, etc.

                         D.O.A. / "Dead on Arrival" Performance:
                         [D.O.A = Defective Units / Total Installed] Percentage of units shipped that fail functionally within the first 24 hours of operation at the customer. Non-functional failures are excluded.

                         WAR / Warranty Performance:
                         [WAR = # Fails, All Systems, 1st 19 months] Total number of functional failures reported for all products during initial warranty period of 18 months.

                         M.T.B.F. / Mean Time Between Failures
                         [MTBF = # Fails / Total Systems Run Time] The average elapsed system run time between system failures. Excludes D.O.A.; includes Warranty through end of life.

        2. The Manual Q.I.S. shall report the Product Pareto of Field Reported Performance Problems:

             A. Purpose: To focus Adept resources on solving, in order of priority, customer quality problems.

             B.   Audience: Adept Management and Engineers

             C.   Frequency: Monthly (weekly if required)



February 18, 1994               Adept Confidential                            25

                                   Appendix #8

                            Out Of Warrantee Pricing


o    Pricing for out of warrantee parts to be determined at a later date.



                                Adept Confidential                            26

                               HIRATA CORPORATION
                   ORIGINAL EQUIPMENT MANUFACTURER AGREEMENT
                                     Rev. B

                            ADDENDUM #1: PALLETIZER

1. Purpose of Addendum

1.1 ADEPT will purchase HIRATA Palletizer Arms for incorporating with ADEPT hardware and software controls to provide an extension to ADEPT's product line. ADEPT shall market the Arms under its own trade name and responsibilities except for any industrial rights associated with the Designs of the Arms

2. Product Specification

2.1 HIRATA will sell to ADEPT a Palletizer manipulator and its parts (hereinafter referred to as "Arms") which accept ADEPT's servo amplifier signal and meet the product specifications contained in Adept Product Specification. If changes are required to the product specifications referenced in this agreement during the course of the business relationship, both parties must formally approve the requirements and changes to be made before they are incorporated into the Arm sold to ADEPT. Further, both parties agree to provide a minimum of 90 days notification prior to the target shipping date in writing and any proposed changes. Any earlier shipping date may be arranged or determined if reasonable and agreed upon. Any proposal of significant nature (for example, changes in scope of specifications, molds and die sets used for production, and/or other performance of the Arms) must have a minimum of 180 days notification prior to the target shipping date in writing. HIRATA guarantees that all products sold to ADEPT will meet the most current effective revision of product specifications approved by both parties.

3.      Minimum Order

3.1 Purchase of the Arms shall be for a minimum of one (1) unit per order. Starting from March 1994 ADEPT shall take delivery of eight (8) Units as a minimum over the next 18 month, and forecast deliveries of twenty four (24) Units as a minimum per next 12 month period, and forecast a minimum of forty
(40) Units per every consecutive 12 month period there after. At some point, an End of Life situation will be encountered when the minimum unit order per year requirement cannot be satisfied.

4. Pricing

4. The price of E and F type is as following plus the attached price schedule.

        Arm AR-Z1OOOF-4-2000 =   Y 3,515,000
        Amplifiers                 Y 667,000
        Arm AR-Z1000E-4-2000 =   Y 2,732,000
        Amplifiers                 Y 610,000

The price will reduce on a sliding scale as follows

        41 to 60 units sold 1%
        61 to 80 units sold 2%
        81 to 99 units sold 4%
        100 and after units sold 5%



1/27/95                         Adept Confidential                             1

5. System Definition

5.1  The System will be as stated:
        1.)  E = 4 Axis Scara Mechanism
        2.)  F = 4 Axis Scara Mechanism
        3.)  Power Cable Set for "E"
        4.)  Power Cable Set for "F"
        5.)  Amplifiers "E"
        6.)  Amplifiers "F"

6.  Territories

6.1 HIRATA agrees that ADEPT will have the exclusive rights to the sale and distribution of the Arms in the United States of America. (Appendix #6) In Europe HIRATA's General Manager and ADEPT's General Manager will confer together so as not to compete with each other for the same customers. Confusion to HIRATA's and ADEPT's customers will be minimized by this relationship.

7. Original Equipment Manufacturer Agreement

7.1 All other condition and statement of the Original Equipment Manufacturer Agreement will be inforced in it entirety.

IN WITNESS WHEREOF the parties hereto have cause this Agreement to be executed in duplicate by their respective duly authorized representatives on the day and year first below written and retained one copy respectively.

ADEPT TECHNOLOGY, INC.                     HIRATA CORPORATION

BY:___________________________________     BY:__________________________________

          JAMES E. KUHL                            YASUNARI HIRATA

Title: Vice President, Operations          Title: President

Date:_________________________________     Date:________________________________




1/27/95                          Adept Confidential                            2

                                  Addendum #1

Product Specifications

================================================================================

Payload (maximum)       70 kg              Palletizing Capability
                       (154 lb)            Payload 60 kg/700 cycles/hour

Robot Weight            1900 kg            Design Life
                      (4,200 lbs)          40,000 hours

Repeatability            0.3 mm            System Requirements
                        (0.012")           o  Controller
                                              Compatible with Adept MV series
Joint Range                                   controllers
Joint 1:               220(degrees)
Joint 2:               300(degrees)        o  Power
Joint 3:               2000 mm (78.7")        Requires 3-phase 220V, 40 Amp
Joint 4:                345(degrees)
                                           Environment
Robot Brakes                               41-104(degrees) F (5-40(degrees) C),
Joints 1,2, and 4:     Dynamic Brakes      35-90%  relative humidity
Joint  3 (z-axis):     Electro-            (non-condensing)
                       Mechanical
                       Brakes

Robot-to-Controller Cables
7 m (23 ft) standard

--------------------------------------------------------------------------------

Adept 1850 Palletizer Robot
Dimensions


A - Inner link:             1000 mm (39.4")
B - Outer link:             850 mm (33.5')
C - Vertical clearance
   (base to retracted
    quill flange)           2412.5 mm (95")
D - Manipulator height:     3344 mm(131.7")
R(0) - Maximum reach:       1850 mm (72.8")
R(1) - Minimum reach:       500 mm (19.7")

--------------------------------------------------------------------------------

Corporate Headquarters
150 Rose Orchard Way
San Jose CA 95134
USA
Tel: (408) 432-0888
Fax  (408 )432-8707

European Technical Center
Otto-Hahn-Str. 23
44227 Dortmund
Germany
Tel: (49) 231.75.89.40
Fax  (49) 231.75.89.450

Japan Technical center
1-2, Aza Nakahara
Mitsuya-Cho
Toyohashi-Shi 441-31
Japan
Tel: (81) 532.65.2391
Fax  (81) 532.65.2390

Product specifications are subject to change without notice. The Adept logo is a registered trademark Adept Technology, Inc. Adept, Adept 1850, AIM, MotionWare, V+, and Adept MV are trademarks of Adept Technology, Inc.

Revision date 6/94

For more information on the Adept 1850 Palletizer Robot or other Adept products, contact your local sales engineer, or call the Adept Information Hotline: (800) 292-3378 or (408) 434-6228.

6/24/94                         Adept Confidential                             3

                                  Addendum #1

Adept 1850XP
Palletizer Robot

Product  Description

The Adept 1850XP Palletizer is a high-payload four-axis SCARA robot designed for heavy-duty palletizing, material handling, packaging, and assembly tasks.

With a reach of 1850 mm and working volume of 16.9 cubic meters, the Adept 1850XP is designed to accommodate industry-standard pallet geometries while accessing conveyors, feeders, and other production equipment. A payload of 150 kg gives the Adept 1850XP the capacity to handle a wide variety of single-or multiple-package types, as well as heavy industrial components.

The Adept 1850XP Palletizer Robot is designed to provide performance and reliability. High-torque motors combined with precision rotary vector gear reducers deliver production rates up to 1000 cycles per hour and repeatability to 0.3 mm. Brushless AC servo technology delivers trouble-free performance with low maintenance needs.

Based on Adept automation software and controls, the Adept 1850XP Palletizer Robot offers maximum production flexibility with minimum development expense.

Built-in control capabilities include options for vision guidance, force sensing, conveyor tracking, a graphical user interface, and up to 512 channels of digital I/0.

Adept V+ software provides powerful multi-tasking control for all aspects of workcell performance, while Adept's AIM MotionWare software can be used to perform many applications without the need for complicated programming.

================================================================================
Features                                   Benefits
--------------------------------------------------------------------------------
150 kg payload capacity                    Handles a wide variety of heavy
                                           palletizing, material handling,
                                           packaging, and assembly jobs.
--------------------------------------------------------------------------------
16.9 cubic meter working volume            Accommodates industry standard
                                           pallet geometries and peripheral
                                           devices.
--------------------------------------------------------------------------------
Adept software and controls                High performance flexible automa-
                                           tion results with minimum
                                           development expense.
--------------------------------------------------------------------------------
Brushless AC servo design                  High reliability and low mainte-
                                           nance requirements.
--------------------------------------------------------------------------------
Production rates to 1000 cycles/hr         Maximum return on investment.
--------------------------------------------------------------------------------
Absolute encoders                          Fast system power-up.
================================================================================

6/24/94                            Adept Confidential                          4

                                  Addendum #1

Product Specifications

================================================================================

Payload (maximum)       150 kg             Robot-to-Controller Cables
                       (331 lb)            7 mm (23 ft) standard

Robot Weight           2400 kg             Palletizing Capability
                      (5300 lbs)           Payload 60 kg/1000 cycles/hour

Repeatability            0.3 mm            System Requirements
                        (0.012")           o  Controller
                                              Compatible with Adept MV series
Joint Range                                   controllers
Joint 1:               220(degrees)
Joint 2:               300(degrees)        o  Power
Joint 3:               2000 mm (78.7")        Requires 3-phase 220V, 40 Amp
Joint 4:                345(degrees)

Robot Brakes                               Environment
Joints 1,2, and 4:     Dynamic Brakes      41-104(degrees) F (5-40(degrees) C),
Joint  3 (z-axis):     Electro-            35-90% relative humidity
                       Mechanical          (non-condensing)
                       Brakes

--------------------------------------------------------------------------------

Adept 1850XP Palletizer Robot
Dimensions


A - Inner link:             1000 mm (39.4")
B - Outer link:             850 mm (33.5")
C - Vertical clearance
   (base to retracted
    quill flange)           2412.5 mm (95")
D - Manipulator height:     3478 mm (136.9")
R(0) - Maximum reach:       1850 mm (72.8")
R(1) - Minimum reach:       500 mm (19.7")

--------------------------------------------------------------------------------

Corporate Headquarters
150 Rose Orchard Way
San Jose CA 95134
USA
Tel: (408) 432-0888
Fax  (408 )432-8707

European Technical center
Otto-Hahn-Str. 23
44227 Dortmund
Germany
Tel: (49) 231.75.89.40
Fax  (49) 231.75.89.450

Japan Technical center
1-2, Aza Nakahara
Mitsuya-Cho
Toyohashi-Shi 441-31
Japan
Tel: (81) 532.65.2391
Fax  (81) 532.65.2390

Product specifications are subject to change without notice. The Adept logo is a
registered   trademark  Adept  Technology,   Inc.  Adept,  Adept  1850XP,   AIM,
MotionWare, V+, and Adept MV are trademarks of Adept Technology, Inc.

Revision date 6/94

For more information on the Adept 1850XP Pallentizer Robot or other Adept products, contact your local sales engineer, or call the Adept Information
Hotline: (800) 292-3378 or (408) 434-6228.

6/24/94                         Adept Confidential                             5

                                  Appendix #5
                                 Spares Pricing
                                1850 and 1850XP

   ADEPT             HIRATA                                                      US $               JAPAN YEN
PART NUMBER        PART NUMBER             DESCRIPTION                        UNIT PRICE            UNIT PRICE
================================================================================================================

To be determine at a later date



6/24/94                           Adept Confidential                             6

                                  Appendix #6

                                Sales Territory
------------------------------------------------------------------------------------
Palletizer Sales Teritory
------------------------------------------------------------------------------------
            Region                         U.S.                      Europe
------------------------------------------------------------------------------------
   Adept color and controller          Adept Exclusive          Adept Exclusive
------------------------------------------------------------------------------------
Hirata color and Adept controller  Hirata sells in SYSTEM    Hirata sells in SYSTEM
------------------------------------------------------------------------------------
 Hirata color and controller       Hirata sells in SYSTEM         S.A and PAL

-----------------------------------------------------------

-----------------------------------------------------------
     Japan                Asia                Other
-----------------------------------------------------------
 Adept Exclusive     Adept Exclusive     Adept Exclusive
-----------------------------------------------------------
S.A and PAL W/NOTE  S.A and PAL W/NOTE  S.A and PAL W/NOTE
-----------------------------------------------------------
   S.A and PAL         S.A and PAL        S.A and PAL
-----------------------------------------------------------

S.A=Stand Alone sales
PAL=Dedicated palletizing system sales
SYSTEM=Any integrated system except for dedicated palletizing.
NOTE=Hirata inform Adept of the lead to advoid the customer's confusion and price competition between Hirata and Adept.

10/27/95                                                                       7

                      Adept Technology / Hirata Corporation

                       Subcontract Manufacturing Agreement

                                      For

                   The Cobra 600 Mechanical SCARA Manipulator

                                                                         Page ii


                               TABLE OF CONTENTS

Paragraph
 Numbers                    Major Provisional Topics

1 Purpose and Scope of Relationship

2 Product Specifications and Technical Information

3 Pricing and Payment

4 Purchase Orders, Delivery Scheduling, Lead Times and Forecasts

5 Warranty

6 Arm Parts, Repair Service, and Maintenance

7 Product Change Management

8 Obsolescence

9 Documentation

10 Inspection and Testing

11 Indemnity

12 Product and Business Confidentiality

13 Proprietary Data

14 Technical Communications

15 Assignments and Delegations

16 Term and Termination

17 Force Majeure

18 Applicable Law, Jurisdiction and Venue, and Attorney's Fees

19 Miscellaneous

20 Entire Agreement

   Contract Execution by Both Parties

                                                                        Page iii

         Appendices                                                  Page Number

o        Product Specification                    Appendix   1       14 to 16
o        Step Margin Share Price Matrix           Appendix   2       18
o        Spares Pricing Schedule                  Appendix   3       19
o        Quality Planning and Data Requirements   Appendix   4       20 to 24

                     Adept Technology / Hirata Corporation
                      Subcontract Manufacturing Agreement
--------------------------------------------------------------------------------

1        Purpose and Scope of Relationship

     1.1 This Agreement by and between ADEPT TECHNOLOGY, INC., hereinafter referred to as "BUYER" and HIRATA CORPORATION, hereinafter referred to as "SELLER". BUYER and SELLER agree that the following provisions shall govern the relationship between BUYER and SELLER.

     1.2 BUYER will purchase and SELLER shall provide Cobra 600 Mechanical SCARA Manipulator product, hereinafter referred to as "ARM". BUYER shall incorporate the ARM with its own hardware and software controls to provide an extension to BUYER's product line. BUYER shall market the ARM under its own trade name and responsibilities. SELLER shall provide full warranty support for any and all sales of the ARM by BUYER.

2        Product Specifications and Technical Information

     2.1     Product Specification

         2.1.1 SELLER will sell to BUYER the ARM and its spare or maintenance parts, hereinafter referred to as "PARTS", which accept BUYER's servo amplifier signal and meet the product specifications contained in BUYER Product Specification. BUYER Product Specifications, Quality Requirements and Test Specifications will be provided to SELLER prior to or with BUYER authorized purchase orders for SELLER to manufacture, test and deliver ARMs under this Agreement. If changes are required to the BUYER Product Specifications during the course of the business relationship, SELLER must formally acknowledge the ability to conform and deliver performance compliant ARMs to the revised or new requirements to be made before they are incorporated into the ARM sold to BUYER. Further, both parties agree to provide a minimum of 90 days notification prior to the target shipping date in writing of any proposed changes. Any earlier shipping date may be arranged or determined if reasonable and agreed upon. Any proposal of a significant nature (for example, changes in scope of specifications, molds and die sets being used for production, and/or other performance of the ARM must have a minimum of 180 days notification prior to the target shipping date in writing. SELLER guarantees that all products sold to BUYER will meet the most current effective revision of product specifications submitted by BUYER and acknowledged by SELLER.

         2.1.2 The Product Specification attached in Appendix #1 to this Agreement is provided as a base line description and performance  requirement  of the  Cobra  600  Mechanical  SCARA
                 Manipulator product. BUYER may from time to time require revisions to its technical and quality and performance product specifications, which shall be provided to SELLER under separate cover for acknowledgement to manufacture, test and deliver ARMs against BUYER approved purchase orders under this agreement in full compliance to the latest document revisions. Said BUYER documents shall supercede the Product Specification in Appendix #1 hereto, without revision to Appendix #1 or amendment to this contract Agreement. This shall not be construed nor interpreted as any modification or reduction in the BUYER's right to expect and require full conformance and compliance by SELLER to the terms and conditions in performing to this Agreement.

     2.2     Technical Support

             In order to support BUYER's direct market responsibilities, SELLER will make available capable technical support personnel at BUYER's request for any problem with the ARMs not resolvable by BUYER engineering or customer Service or Sales Applications support. Said technical support shall normally be provided via telephone, FAX and/or Email communications between BUYER's and SELLER's personnel. The SELLER provided technical support must have adequate English speaking and writing skills or SELLER must supply the necessary interpreter on a timely basis. The technical support must be available during SELLER's factory's normal working hours and be available for emergency situations for off factory hours given a critical or emergency situation. It will be BUYER's responsibility and judgement, in assessing the customer and technical issue at hand, to identify a given situation as an "Emergency". Such technical support shall be limited and conducted at SELLER's facility in Japan. The SELLER shall not charge BUYER or BUYER's customer this technical support service or related cost incurred. SELLER will maintain 24 hour 7 day phone coverage, inclusive of holidays and weekends, so as to be able to respond to emergency requests. Emergency requests will be clearly identified as being "Emergency". It is expected that emergency communications will be rare.

     2.3     Color and Logo Plate Specification

             The ARMs sold to BUYER shall be painted to BUYER's color specification and color paint chip provided to SELLER. Adhesive logo plates shall be supplied by BUYER to SELLER and such logo plates shall be fitted by SELLER prior to shipment, per the BUYER provided Logo Specification. SELLER shall provide and install ARM product number plates with BUYER's name, product name, serial number, and date of production.

3        Pricing and Payment

     3.1     ARM Pricing

         3.1.1 The established Base ARM Price shall be a maximum of US $5,600.00, at the exchange rate of 105 Yen:US $1.00, effective with all shipments of ARMs received at the BUYER's dock on or after July 1, 1998. To publish each purchase order under this Agreement, BUYER shall use the current Yen to US $ Dollar exchange rate as published in the Wall Street Journal or the CNN-FN Financial News Web Site. If the exchange rate is equal or less than 105 Yen:US $1.00, BUYER shall use the US $5,600 unit price for each purchase order. If the Yen value declines against the US Dollar ($) above 105 Yen, BUYER shall apply the rate to the applicable Yen range in the Step Margin Share Price Matrix herein to determine the purchase order ARM unit price. Refer to Appendix #2.

         3.1.2 BUYER shall issue contractual purchase orders under this agreement at a quantity of fifty (50) ARMs, or as close as possible to that number, and make every attempt to schedule an even flow of ARM deliveries as possible, predicated on the customer demands reflected in the forecast.

         3.1.3 As the ARM approaches end of life of the product design in the marketplace, as determined by BUYER, the relative quantity of ARMs ordered at any one time may be adjusted downward per purchase order.

     3.2     Step-Margin Share Pricing Matrix.

             Since this Agreement and the ARM pricing and BUYER payment is based in US Dollars ($) and the SELLER's costs are incurred in Japanese Yen, a Step-Margin Share Pricing Matrix shall be applied to the purchase price to reflect devaluation of the Yen in relation to the US Dollar ($) over time. This provides for an equal sharing by BUYER and SELLER of the exchange rate variance of the final BUYER's ARM payments in US Dollars ($) if the Yen devalues relative to the 105 Yen:US Dollar $1.00 level. Refer to Appendix #2. The original ARM purchase price of US $6,000.00 was established when the Yen to US Dollar ($) exchange rate was between 105 Yen:US $1.00. The final negotiated Base ARM Price of US $5,600.00 under this Agreement is based on the exchange rate of 105 Yen: US Dollar $1.00.

     3.3     PARTS Pricing

         3.3.1 The prices applicable to the PARTS purchased under this agreement shall be set forth in the attached Spares Pricing Schedule. Refer to Appendix #3. Pricing for PARTS shall be negotiated semi-annually. Either BUYER or SELLER may request re-negotiation of the Price Schedule for Spare Parts at any time if the Yen to US Dollar ($) exchange rate causes a hardship or results in the PARTS prices to not be marketable by the BUYER.

     3.4     Trade Terms

             The trade terms under this agreement shall be governed and interpreted by and under the provisions of latest International Commercial Terms (INCOTERMS).

     3.5     Free On Board (FOB) Point, Method of Shipment and Specified Carrier

         3.5.1 SELLER's shipment of all ARMs and ARM PARTS shall be delivered FOB SELLER's shipping point from Japan, with the cost of transportation and title to goods residing with the BUYER beginning at the FOB point. The specific method of shipment and named carrier the SELLER will use from the FOB point to the BUYER's dock for each ARM and ARM PARTS shipment shall be designated in writing by the BUYER. BUYER shall hold SELLER fully responsible for any delay in shipment, loss, damage to goods or additional costs resulting from SELLER's failure to comply with the BUYER's authorized method of shipment and carrier.

     3.6     Price / Cost Reductions

         3.6.1 BUYER and SELLER agree that in order to remain competitive in the market place for the ARM product line, continual cost reductions need to be developed to reduce the overall price of the ARMs. SELLER shall work with its suppliers and manufacturing technology to drive the cost of manufacturing of the ARMs down. BUYER agrees to assist, to the reasonable extent engineering opportunities to facilitate cost reductions in materials and manufacturing.

         3.6.2 SELLER agrees to develop cost reductions in support of an annual minimum five percent (5%) price reduction of the Base ARM Price, starting with the initial shipment of ARMs in July 1 1998. In support of the SELLER's cost reduction efforts, BUYER will need to purchase an annual minimum of 300 ARMS. If the volume drops below 150 units per year, SELLER may reevaluate the Arm base price. Upon acceptance, by both parties, the new price will be used in the Step Margin Share Price Matrix.

     3.7     Payment Terms

             BUYER's payment for ARMs and ARM PARTS shall be net and wire transferred to SELLER in US Dollars ($) sixty (60) days after BUYER's receipt date of the Bill of Lading (B/L).

4        Purchase Orders, Delivery Scheduling, Lead Times and Forecasts

     4.1     Lead-Times

             SELLER shall guarantee a lead-time of sixty (60) calendar days or less for delivery of the ARMs. SELLER will make its best effort to reduce lead times for particular orders where BUYER's ability to make a sale is based on quick delivery. Delivery for lead-time purposes is defined as the Bill of Lading date.

     4.2     Purchase Order

             Only actual signed BUYER Purchase Orders shall be considered as the purchase commitment. SELLER shall promptly acknowledge all purchase orders in writing via FAX or Email within two (2) working days, allowing for weekends and Japanese holidays. In the event of conflict between the individual BUYER purchase orders and/or SELLER sales terms and conditions versus the clauses, requirements and conditions of this agreement, the provisions of this agreement will prevail.

     4.3     Purchase Orders / Forecasts for Production Requirements

         4.3.1 BUYER shall provide SELLER with a minimum of six (6) month forecast, of which the first thirteen (13) weeks will be scheduled for weekly shipments. SELLER will procure parts and materials in support of meeting the required delivery commitments specified on the BUYER's authorized purchase order for ARMs and/or ARM PARTS.

         4.3.2 SELLER shall promptly respond within two (2) working days to BUYER's scheduled changes, indicating acceptance or closest ship dates possible to actual scheduled dates.

         4.3.3 SELLER shall provide a list of Long Lead Items with associated leadtimes to BUYER that could materially impact the ARM deliveries as scheduled by BUYER. Said lists shall be updated and resubmitted to BUYER every six (6) months or more frequently if leadtimes or items change.

         4.3.4 BUYER shall not be committed to purchase any annual quantity or dollar volume, nor any estimated or anticipated usage quantities or dollar volume, regardless of any expressed or implied verbal or written statements that may be communicated to Seller either before issuance of this agreement or during the term of this agreement. BUYER forecasts are provided for information only and shall not be interpreted or construed as any form of commitment by BUYER to accept ARM and/or ARM PARTS deliveries beyond the authorized purchase orders.

     4.4     Safety Stock

             SELLER shall maintain materials and manufacturing capability to be able to respond to BUYER's unplanned upswing in customer demand up to thirty percent (30%) of current thirty (30) day purchase order ship schedule. Said unplanned upswing purchase requirements must be shippable within two (2) weeks.

     4.5     Standard ARM Shipments

         4.5.1   SELLER  shall   schedule   the   purchase  of   materials   and
                 manufacturing to ensure ARM and ARM PARTS shipments are in conformance with BUYER's delivery schedules.

         4.5.2 SELLER shall recommend methods of transportation, based on BUYER's deliver-to location and time constraints to meet customer demand. SELLER will ship ordered ARM(s), based on BUYER's authorized transportation method and contractual delivery date(s). Refer to the paragraph entitled FOB, Method of Shipment and Specified Carrier herein.

         4.5.3 SELLER shall not deliver items in advance of BUYER required delivery dates without prior approval. If earlier deliveries are made, BUYER may elect to return the items at SELLER's expense or hold the units and delay payment for a corresponding period of time.

         4.5.4 SELLER is only authorized to manufacture or otherwise incur costs and deliver ARMs and PARTS based on BUYER approved purchase orders.

     4.6     Authorized Drop Ship Delivery

             BUYER may elect to ship the ARMs and spare PARTS produced from SELLER's factory directly to BUYER's (end user or system integrator) customers. The conditions in paragraph entitled FOB, Method of Shipment and Specified Carrier, herein, shall apply to all drop shipments. SELLER will provide confirmation in writing within 48 working hours with shipment tracking information (e.g. actual ship dates, ship carrier, shippers way bill numbers) necessary to confirm and track the progress of the shipment by FAX transmission. All customer billing will be by BUYER to BUYER's customer base.

5        Warranty

The warranty assumes that "normal use" occurs and the equipment is maintained to specification.

     5.1     Product Warranty

             SELLER warrants that the products sold to BUYER under this agreement will conform to the then current specifications published and provided to SELLER for the ARM product for a period of eighteen
             (18) months after the bill of lading date. Products will also be warranted against any defect (including "latent defects") in workmanship and material during the warranty period.

     5.2     Warranty Obligation of Complete ARMs

             If an ARM is found to be non-conforming per the terms herein, BUYER will notify SELLER and return the ARM at SELLER's expense. SELLER shall use due diligence in performing any analysis or examination of the ARM in a timely manner. The liability of the SELLER under this warranty is limited to repairing or replacing non-conforming ARMs at no charge to BUYER. SELLER shall deliver repaired or replaced ARMs within fifteen (15) working days of receipt of the ARMs.

         5.2.1   In Warranty ARMs

                 SELLER shall be responsible for full cost of both PARTS and labor, freight and related tariff/duties from BUYER to SELLER and return.

         5.2.2   Out of Warranty ARMs

                 SELLER shall advise BUYER of cost of repair work including PARTS and labor, prior to performing repair or incurring any related costs. BUYER shall evaluate cost of repair and authorize either (1) proceed with rework/repair or (2) scrap in place at SELLER's facility or return to BUYER, based on the following time table for return shipment of the Out of Warranty
                 ARM:

                                    Action                         Calendar Days
                                    ------                         -------------
             5.2.2.1       Assessment and Repair Cost Quote           15 days

             5.2.2.2       Directly repairable in SELLER's factory    30 days

             5.2.2.3       Repairable by a supplier to SELLER         60 days

     5.3     Warranty Obligation of ARM PARTS

             SELLER's warranty obligation will be to ship, at no charge to BUYER, an exchange replacement within two (2) working days for any field replacement part or subassembly found to be defective by BUYER during the warranty period. BUYER will return or scrap defective PARTS and or subassemblies at SELLER's direction. SELLER will pay the cost of transportation in both directions for the defective PARTS.

     5.4     Dead On Arrival (DOA) and Infant Mortality Performance.

             Dead On Arrival (DOA) and Infant Mortality Performance and Warranty Coverage ARM PARTS and replacement PARTS that are DOA and infant morality rates for 18 months should be less than 0.1% except for abnormal transportation damage. Packaging must be able to withstand normal industry shipping (air, ship, rail, and truck) requirements for vibration, shock, temperature and humidity. If DOA and infant mortality rates > 0.1%, BUYER will obtain labor expense at cost (includes labor, travel and per diem expenses) from SELLER. A notification of DOA in writing must reach SELLER within ten (10) working days after the date of cargo arrival at BUYER's site or, in case of direct shipping from SELLER to a customer, twenty (20) working day at the customer's site. BUYER shall advise SELLER of metrics used in monitoring DOA and infant mortality performance.

     5.5     Re-manufactured and Repaired Replacement PARTS Warranty

             All replacement PARTS that are re-manufactured and repaired shall have the same life expectancy as a new part.

     5.6     BUYER Factory Repair

             In order to be responsive to customer time constraints for repair of ARMs, BUYER shall be authorized to perform maintenance and repair of in-warranty and out of warranty ARMs. BUYER is authorized to perform simple rework/repair of SELLER's in-warranty ARMs. BUYER shall charge SELLER for rework/repair performed on in-warranty ARMs at U.S. $60.00 per hour labor plus required spare PARTS at BUYER's burdened cost. Any ARM requiring major rework/repair shall be returned to SELLER, at SELLER's expense.

6        Arm Parts, Repair Service, and Maintenance

     6.1     Spare or Replacement PARTS

             All PARTS required for the ARMS sold to BUYER shall be listed in the Spares Pricing Schedule. Refer to Appendix #3. All spares must be fully tested and run in to demonstrate compliance with the applicable Product, Test and Quality Specifications provided by BUYER.

     6.2     Spare Stock Levels

             SELLER agrees to maintain a level of stock of spare and replacement PARTS which will allow to ship emergency replacements of any part within two (2) working days of notification via FAX. Notification by BUYER for emergency PARTS shipment orders may be made via FAX or telephone with only a BUYER Purchase Order number required. Emergency shipments will be via air freight. BUYER will define in the fax to whom and where to ship the part(s). BUYER will make best efforts to advise and encourage their customers to maintain an adequate level of replacement PARTS (spares) to support their installed base of BUYER equipment.

     6.3     Part Revision Control

             SELLER agrees to maintain records of the revision levels for all PARTS and relate the part revision level to the serial numbers of all ARMs it ships to BUYER. These records are to be sent monthly to BUYER with the latest updates. SELLER shall also keep BUYER informed at all times of cases where the most current revisions of any part cannot be used to replace a prior revision level of the same part. When these cases exist, SELLER will stock sufficient quantities of prior revision level PARTS to meet any future repair requirements for products in the field. Both parties shall discuss the update of prior revision spare PARTS in BUYER inventory, which shall be returned to SELLER upon agreement.

     6.4     Re-manufactured PARTS Usage

             Only new PARTS can be employed in new products and new spares. Re-manufactured or used PARTS can not be used for new product and spare sales. SELLER may use either new or remanufactured PARTS to replace warranty or out-of-warranty returns. Re-manufactured PARTS can be used instead of repairing a returned part for repair unless disallowed by BUYER. For this latter case, the BUYER's specific part returned for repair must be repaired and returned if the part returned is judged by SELLER as repairable within:

                                    Action                         Calendar Days
                                    ------                         -------------
         6.4.1       Assessment and Repair Cost Quote                15 days

         6.4.2       Directly repairable in SELLER's factory         30 days

         6.4.3       Repairable by a supplier to SELLER              60 days

     6.5 SELLER shall segregate all reworked or used PARTS or products from, the inventory of PARTS sold to BUYER for new product or spare PARTS sales.

     6.6     Spare Part Packaging

             All products and spare PARTS will be individually packaged and in a manner to prevent any shipping damage and allow safe storage and handling of the individual PARTS in the unopened package. All products and spare or replacement PARTS must have exterior markings in English clearly show quantity, BUYER's part number, revision level, and whether the spare part is "new" or "used" (usable only for warranty and non-warranty replacement).

     6.7     Packaging Labeling

             SELLER will create packaging having external labeling that conforms to trade mark and marketing identification requirements established by BUYER.

     6.8     RGA

         6.8.1 In the event BUYER needs a used ARM to be refurbished, SELLER will evaluate the used ARM upon receipt and submit a quote, within fifteen (15) calendar Days from receipt, for the refurbishment materials and labor, prior to incurring any costs. Upon receipt of BUYER's authorization to proceed with the work, via an approved purchase order, SELLER agrees to repair the ARM based on the following time table for return shipment of the used ARM to BUYER:


                                    Action                         Calendar Days
                                    ------                         -------------
             6.8.1.1       Assessment and Repair Cost Quote           15 days

             6.8.1.2       Directly repairable in SELLER's factory    30 days

             6.8.1.3       Repairable by a supplier to SELLER         60 days

         6.8.2 The BUYER may alternately request the used ARM be returned at BUYER expense or disposed for scrap. Any scrap value will be credited by SELLER to BUYER's account and/or, at BUYER's request, salvageable PARTS shipped to BUYER. In the later case, the paragraph entitled FOB, Method of Shipment and Specified Carrier, herein, shall apply.

7        Product Change Management

     7.1     Configuration Control

             SELLER will formally notify BUYER in writing and obtain BUYER's approval of any design change involving form, fit or function for mechanical electrical, and their spare PARTS. BUYER will respond to the change request within 30 days.

     7.2     Product Changes

             If for any reason compatibility is not possible, the impact to BUYER's customer base must be assessed and discussed with BUYER. BUYER will expect that all spares will be upgraded within six (6) months through a recycle program and all other PARTS will be upgraded and/or replaced upon failure. These changes will be made at SELLER's or BUYER's cost to be determined and agreed upon by both companies

     7.3     Configuration Revision Level Compatibility Matrix

             SELLER   will   supply   BUYER  a  revision   level   configuration
             compatibility matrix to BUYER's specification covering the ARMs and spare PARTS.

8        Obsolescence

     8.1     Support Service

             For all products sold to BUYER under this agreement, SELLER agrees to support service and PARTS replacement for at least seven and 1/2 (7.5) years after notification to BUYER of product discontinuance.

     8.2     Obsolescence Agreement

             SELLER agrees to obtain BUYER's concurrence on the obsolescence on any product and/or part covered by this agreement. If concurrence can not be reached, SELLER agrees to maintain either repair service or a new supply of the subject product and/or part for 7.5 years from notification.

9        Documentation

         SELLER  will   provide   assistance   in  preparing   manuscripts   and
         illustrations for the ARM product manuals, service requirements, or other purposes requested by BUYER. Any documentation provided by SELLER shall be in the form of electronic copy on three and one half inch floppy disk with the format compatible with a PC Windows 95, Microsoft Word, system software 6.0 or later, or via Email, as specified by BUYER.

10       Inspection and Testing

     10.1    Testing

         10.1.1 SELLER agrees to test all products according to test procedures and specifications contained in applicable BUYER Product Specification, and BUYER Test Instructions, Adept 07560-00010, provided as separate documents by BUYER. Further, as part of the test procedure, SELLER agrees to calibrate each unit by mutually agreed upon procedures which will be jointly developed. Calibration and test, data developed through the testing process will be uploaded to the File Transfer Protocol
                 (FTP) through BUYER's Company internet WEB Site. Any changes to the documented test procedures or specifications referenced above shall have BUYER'S approval before being incorporated into the production process. Refer to Appendix #4.

         10.1.2 BUYER to provide no cost controllers to SELLER in support of SELLER's test capacity to meet BUYER delivery requirements with controller spare parts to be provided by BUYER. The controllers provided for this purpose shall be returned to BUYER at the termination of this agreement.

     10.2    Inspection

             BUYER shall inform SELLER of its plan on how to perform the initial inspection of SELLER's manufacturing, testing and shipping procedures of the ARMs at SELLER's facility. BUYER shall have the right to periodically inspect SELLER's production process for products sold to BUYER at SELLER's facility as mutually agreed upon with reasonable notice before any visit. BUYER shall retain the right to final test and acceptance of any product before it is shipped from SELLER's facility.

10.3    Quality Data

             SELLER   agrees   to   provide   monthly   manufacturing   quality,
             manufacturing process and reliability data for the products covered by this agreement. Refer to Appendix #4.

11       Indemnity

         SELLER will defend at its expense any claim or suit brought against BUYER, or any BUYER customer using products originally manufactured by SELLER, based on claim that the use of any product delivered constitutes an infringement of a patent, copyright, or any other intellectual property right issued by a Country in which BUYER does business. SELLER will indemnify BUYER and BUYER's customers from any costs, damages and fees finally awarded against BUYER in an action attributable to such a claim, including any legal fees incurred by BUYER to defend itself. BUYER will notify SELLER for prior approval for such legal action.

12       Product and Business Confidentiality

         The partnership, product assembly and working relationship between BUYER and SELLER are mutually considered a special relationship. Information or disclosed knowledge may be considered by either party to be Company Confidential, especially related to potential new products, new or changing product markets and related business actions and conditions. It is expected, as an integral part of the contractual and partnership relationship, that such discussions, or transmitted or otherwise disclosed information, should be treated as strictly Company Confidential between both parties, their employees and applicable suppliers. Neither party shall intentionally or unintentionally discuss, disclose or otherwise transmit any product, product market or other technical or business information with any third party, whether company or individual, including marketing or advertising of its relationship and/or photographs of processes or products, without the specific advance knowledge and written consent of the other party to this Contract.

     12.1    Customer List Confidentiality

             Since BUYER may, at any time, direct drop ship ARMs and spare PARTS products from SELLER's factory to BUYER's customers; SELLER will learn BUYER's customer base names and key contacts. SELLER will not disclose to any outside party any information about BUYER's customer base or business. SELLER is prohibited from using such disclosed BUYER customer base names and key contacts to advertise, promote, sell or market its own products through any verbal or written or other transmitted medium without specific advance written authorization of BUYER.

     12.2    BUYER Customer Contact and Business Competitive Restrictions

             SELLER agrees not to use this relationship as a means to contact any BUYER customer without the formal prior written agreement of BUYER. If the customer relationship had been established by SELLER prior to the execution this business agreement, this restriction will not apply as long as the business is not in direct competition of BUYER's existing or planned future business relationship with the customer.

     12.3    Exclusivity

         12.3.1 The ARM contracted by BUYER to SELLER for manufacturing and shipment under this Agreement is the exclusive design and technology of the BUYER and the BUYER retains all rights to market, sell, license and patent the design and product. SELLER shall not have any rights to the product design or technologies designed into the ARM product and the marketing, distribution or otherwise sell the ARM Product.

         12.3.2 SELLER, agrees not to sell or sell through a third party spares, replacement PARTS and repair services or re-manufactured products relative to the products supplied to BUYER in competition with BUYER to BUYER's customers without the written consent of BUYER.

         12.3.3 Additionally, SELLER agrees not to enter into any agreement to sell a manipulator ARMs of the same or similar type, size, specification, and market use to any OEM customer or integration firm for integration with any customer's controls. SELLER agrees not to interfere or inhibit BUYER's efforts nor ability to market and sell ARMS and ARM PARTS developed, manufactured and delivered under this Agreement.

13       Proprietary Data

         All Product or Parts Specifications, Drawings, Test Requirements and Instructions or other documents provided by the BUYER to SELLER and part of the relationship under this Agreement are the exclusive property of BUYER and as such, shall be considered Company Confidential by BUYER. SELLER shall not copy, duplicate or transfer any such information for purposes other than may be required to perform to the requirements of this Agreement. This Agreement and amendments thereto and all documentation, written procedures, purchase orders, order acknowledgments and/or written correspondence shall be considered Company Confidential between the parties regardless of whether or not the written documentation or correspondence is so marked. All business and technical discussions between BUYER's and SELLER's employees shall be considered Company Confidential and all information related to such discussions shall not be forwared or transmitted in any form to or with any other parties.

14       Technical Communications

         Technical discussions related to this Agreement and related products between the BUYER's and SELLER's engineering, manufacturing and/or quality personnel, are hereby authorized to preclude misunderstandings or misinterpretations. However, all changes in the contractual scope of work, pricing or delivery schedule, materials or data related to this Agreement shall be effective only if mutually agreed by a BUYER purchase order change order and SELLER order acknowledgment, or a duly executed amendment to this Agreement.

15       Assignments and Delegations

         This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assignees. Neither party shall assign or delegate this Agreement or any rights, privileges or obligations under this Agreement without the prior written consent of the other party. Not withstanding the foregoing, no such consent shall be required for any such assignment or delegation by a party which is part of or incident to the sale or other transfer, whether by sale, merger, consolidation, or other corporate reorganization, of all or substantially all of such party's assets and business, so long as the assignees or successor shall be a corporation owning or retaining all or substantially all of such assets and business and shall have assumed all of such party's obligations under this agreement except as the said successors and assignees or their licenser, license, affiliated company complete with the other party.

16       Term and Termination

     16.1    InitialTerm

             The Initial Term of this Agreement shall be thirty-six (36) months from and after the Effective Date. Unless specifically formally contested in writing by either party, this agreement will
             automatically   extend  in  twelve  (12)  month  increments.   This
             agreement will not extend beyond ten (10) years. Given this agreement is contested by either party, the contesting party shall discuss with the other the extension or expiration of this Agreement in good faith six (6) months prior to the initial expiration date or next increment extension date. If both parties cannot reach agreement, this Agreement will expire on said date.

     16.2    Defaults

         16.2.1 If the SELLER fails to meet the provisions of this Agreement, including but not limited to the delivery schedule of the BUYER required to satisfy its customer demand, the BUYER shall give written Notice of Default to the SELLER. Upon receipt of the Notice of Default, the SELLER shall have thirty (30) days to cure the default, or be subject to Termination for Default.

         16.2.2 In the event of Termination for Default by the SELLER, the BUYER shall have the right to demand compensation equal to the cost of developing and/or acquiring an alternate means of manufacturing the ARM plus any lost opportunity for sales and profit with its customers attributable to the Termination for Default.

     16.3    Warranty Liability After Termination

             Termination shall not relieve SELLER of its obligations under the Warranty Provisions of this Agreement in servicing products sold to BUYER prior to the termination of this Agreement.

     16.4    Business Failure or Inability to Perform

             In the event SELLER's business activities begin to decline to the extent that the financial condition affects its ability to deliver fully compliant ARM products, or SELLER desires not to manufacture and deliver ARMs or mechanical SCARA manipulator products, SELLER shall so notify BUYER a minimum of at least 180 calendar days in advance. BUYER shall retain the right to take whatever action it deems necessary to protect its ability to deliver ARMs or ARM PARTS or other related products to meet the demand requirements of its customer base or other potential customers, including the right to take over manufacture of the ARMs under this Agreement. SELLER will cooperate fully in providing all tooling, fixtures and test equipment, either paid for by BUYER or used exclusively in the manufacture and test of ARMs, in a timely manner.

17       Force Majeure

         Neither party shall be liable for any obligation under this Agreement if fulfillment of any such obligation has been delayed, hindered, or prevented by force majeure, including strikes, riots, civil commotion or any circumstances beyond the reasonable control of the parties to this Agreement, provided that the suspension of fulfillment of any obligation under this Agreement shall be limited to the duration necessary for removal of the effects of the force majeure.

18       Applicable Law, Jurisdiction and Venue, and Attorney's Fees

     18.1    Law

             This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, U.S.A. BUYER and SELLER will work out a fair settlement between the two parties. If one cannot be reached, it will go to arbitration. This arbitration will be held in the defending company's country in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce. The arbitration proceedings shall be binding and conclusive upon the parties hereto.

     18.2    Fees

             Reasonable  attorney's  fees  and  costs  shall be  awarded  to the prevailing party in the event of arbitration involving the enforcement or interpretation of the Agreement. Such fees and costs shall be decided by the arbitrator(s).

19       Miscellaneous

     19.1 This Agreement and all notices, reports, documentation, or other communications shall be in English language, and in all case of any conflict between the English version and any translated version of this Agreement or any such communication, the English version will govern.

     19.2 Failure of either party to enforce a provision of this Agreement or waiver by either party of a breach of a provision of this Agreement shall not be construed as a waiver of a succeeding breach or provision. If any provision is held to be invalid or unenforceable, the invalidity shall not affect the validity of remaining provisions. The parties may also agree to substitute for the invalid provision, a valid provision that most closely approximates the intent and economic effect of the valid provision.

20       Entire Agreement

         This Agreement constitutes and expresses the entire agreement and understanding between the parties hereto with respect to all the matters herein referred to. All previous discussion, promises, agreements, memoranda, representations, and understandings relative thereto, if any, had between the parties hereto, are herein merged or superseded.

IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed in duplicate by their respective duly authorized representatives on the day and year first below written and retained one copy respectively.

ADEPT TECHNOLOGY, INC                            HIRATA CORPORATION

Executed: /s/ Marcia R. Alstott                  Executed: /s/ Y. Hirata
         --------------------------                       ---------------------
Officer: MARCY ALSTOTT                           Officer: YASUNARI HIRATA
Title:   Vice President, Operations              Title:   President, CEO
On:      Jan. 20, 1999                           On:      Jan. 20, 1999
         --------------------------                       ---------------------

                      Hirata / Adept Partnership Agreement
                          To Reduce Cost of Cobra 600

Based on our discussions during Hirata's visit to Adept, Hirata agrees to provide an invoiced cost reduction of seven percent (7%) on each Cobra 600 Robot, effective with shipments to Adept as of April 1, 2000.

Adept Technology graciously accepts Hirata's offer to reduce the cost of the Cobra 600 Robots toward improving the marketability of the product to both partners benefit.

Adept will provide a revised Step Margin Share Price Matrix to Hirata to reflect the seven percent reduction.


Adept Technology                             Hirata Corporation
                                             Robotics Division

/s/ Marcia R. Alstott                        /s/ Izumi Akiyama
--------------------------                   ---------------------
Marcy Alstott                                Izumi Akiyama
Vice President, Operations                   Plant General Manager

Date 1/21/00                                 Date 1/21/00

                      Adept / Hirata Subcontract Agreement
                     Cobra 600 Mechanical SCARA Manipulator
                                   Appendix #1
                              Product Specification

                                      ****






                                                        Product Spec Page 1 of 3

                      Adept / Hirata Subcontract Agreement
                     Cobra 600 Mechanical SCARA Manipulator
                                   Appendix #1
                              Product Specification

                                      ****



                                                        Product Spec Page 2 of 3

                      Adept / Hirata Subcontract Agreement
                     Cobra 600 Mechanical SCARA Manipulator
                                   Appendix #1
                              Product Specification

                                      ****



                                                        Product Spec Page 3 of 3

                      Adept / Hirata Subcontract Agreement
                     Cobra 600 Mechanical SCARA Manipulator

                                  Appendix #1
Top View


                               [Graphic Goes Here]


Side View


                               [Graphic Goes Here]

                                                Adept / Hirata Subcontract Agreement
                                               Cobra 600 Mechanical SCARA Manipulator

                                                             Appendix #2

                                                   Step Margin Share Price Matrix
                                                       Effective July 1, 1999
     Yen to US $                                                                                                            Cost
 Exchange Rate As of                                                                                                      Reduction
PO Issued Date (Using                Base U/P                            Delta                      Payment                  thru
  the "TO" Yen Rate)   Base U/P     Converted     Delta      Delta      Sharing        Adjusted      Delta      Adjusted    Yen:$
                                      to Yen     in Yen     Sharing   Converted to     Base U/P       From      Base U/P   Devalue
                                                            (50/50)      Dollars                    Base U/P                 With
               @         US                                                US            US                                 Margin
             Yen         ($)           Yen         Yen         Yen         ($)           ($)                       Yen     Sharing
------------------------------------------------------------------------------------------------------------------------------------

                                                                                         Adept                               Shared
                                                                    ****                Payment                              Savings
                                                                                         Rate
                                                                                        -------                              -------






Revised 4-21-99

                                                Adept / Hirata Subcontract Agreement
                                               Cobra 600 Mechanical SCARA Manipulator

                                                            Appendix #2

                                                   Step Margin Share Price Matrix
     Yen to US $                                                                                                            Cost
 Exchange Rate As of                                                                                                      Reduction
PO Issued Date (Using                Base U/P                           Delta                      Payment                  thru
  the "TO" Yen Rate)   Base U/P      Converted   Delta      Delta      Sharing        Adjusted      Delta      Adjusted     Yen:$
                                      to Yen    in Yen     Sharing   Converted to     Base U/P       From      Base U/P    Devalue
                                                           (50/50)     Dollars                      Base U/P                 With
               @         US                                               US             US                                Margin
              Yen        ($)           Yen        Yen         Yen         ($)            ($)                     Yen       Sharing
------------------------------------------------------------------------------------------------------------------------------------

                                                                    ****                 Adept                               Shared
                                                                                        Payment                              Savings
                                                                                         Rate
                                                                                        -------                              -------


Revised 12-8-98

                      Adept / Hirata Subcontract Agreement

                                  Appendix #3

                            Spares Pricing Schedule


                        To Be Finalized by Both Parties
                                      and
                         Provided Under Separate Cover

                      Adept / Hirata Subcontract Agreement

                                  Appendix #4

                   Quality Planning & Test Data Requirements

          For the Adept Cobra 600 Mechanical SCARA Manipulator Product

                                    Outline

1    Build andtest

     1.1     Manufacturing product and process development.
     1.2     Operator and process certification
     1.3     Evidence of build and test

2    QC Inspection points

     2.1     Electrical and functional tests
     2.2     Visual inspection

3    Quality control information

     3.1     Quality defect measurement.
     3.2     Quality reporting
     3.3     FTP site data transmission

4    Supplier Quality certification

     4.1     Vendor qualification
     4.2     Evidence of Acceptance

5    Closed loop corrective action

     5.1     CAR Assignments
     5.2     CAR closeouts

6    Continuous Improvement activities

7    Other

                      Adept / Hirata Subcontract Agreement

                                  Appendix #4

                   Quality Planning & Test Data Requirements
          For the Adept Cobra 600 Mechanical SCARA Manipulator Product

1        Build and test

         1.1      Manufacturing product and process development.

                  1.1.1    Product  performance  specifications  and  procedures
                           shall  define  the   acceptance   criteria  for  each
                           assembly and sub assembly.

                  1.1.2 Manufacturing instructions shall define the specific detail assembly step sequences and required tooling.

                  1.1.3 Manufacturing and test documents shall contain the required QC self and sequential checks to be performed prior to releasing the sub assembly to the next station.

                  1.1.4 Process standards for workmanship shall be available and used by Hirata.

                  1.1.5    All   process   specifications   shall   be   written
                           documents. Each assigned a part or process number and under engineering control.

         1.2      Operator and process certification

                  1.2.1 Zero tolerance for Defects. No acceptable defect level.

                           Adept autotest is the vehicle to be used for functional test of the cobra product. Products that indicate test failure shall NOT be accepted by Hirata and shipped to Adept without express approval from Adept purchasing.

                  1.2.2 Operators and technicians shall be fully trained in the specifics of the manufacturing/test instructions and process requirements.

                  1.2.3 Operators shall be certified as being capable of performing the required tasks.

                  1.2.4 Station output must be certified as complete by the station operator prior to moving to the next build or test station. Certification includes evidence of acceptance stamp on material or traveler.

                  1.2.5 Units without the evidence of acceptance shall NOT be accepted at the next assy or test station.

         1.3      Evidence of build and test.

                  1.3.1 Each arm shall exhibit evidence of build and test acceptance. This acceptance can include test stamps on the product itself or on product certification documentation that travels with the product.

2        QC Inspection points

         2.1 All QC check steps used to verify quality performance are to be fully integrated and documented within the manufacturing process. This includes:

         2.2      Electrical or functional QC tests

                  2.2.1    Any  tests   required   during   assembly  to  verify
                           conformance to performance or other standards.

                  2.2.2 Functional tests as required and defined by the Cobra test process document.

         2.3      Visual inspection

                  2.3.1    Self-inspection:    Every    process   will   include
                           inspection checks of critical steps and parameters by the person performing the task.

                  2.3.2 Sequential inspection: Sequential inspection is employed to cross verify the quality of an employee or work team. The immediate down stream process will perform a check (sample or 100% depending upon the process) of the quality of the upstream process. The down stream process will not proceed until the product is accepted.

                  2.3.3 Out of Box QC visual audit: The out of box QC visual audit is a 100% non functional inspection performed prior to shipment. This inspection shall be cover:

                  2.3.4 Product built in compliance to manufacturing and test documentation and includes the appropriate acceptance checklists and other evidence of acceptance.

                  2.3.5 Product cosmetic workmanship, packaging and labeling compliance.

3        Quality Control Information

         3.1      Quality defect measurement shall be accomplished in two ways:

                  3.1.1    Real time quality measurement

                           3.1.1.1  Pareto charts of defects

                           3.1.1.2  Product test performance charts

                                    This  activity  is used to prevent  defects.
                                    Trend charts and SPC charts with defined limits shall be used during the product test to monitor key assembly variables.

                  3.1.2    Historical quality performance measurement.

                           3.1.2.1  Defect Tracking

                           3.1.2.2  Yield run charts

                                    This activity is designed to collect data over time. All defects are to be documented and entered into a data base for performance measurement reports. This data will form the backbone for quality and yield improvement and corrective action.


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         3.2      Quality information reports shall be distributed as follows:

                  Monthly; Pareto Failures; Time to Fail;
                  Product Yield; Open Corrective Actions.

         3.3      FTP site data transmission

                           3.3.1.1  RSC  and  functional   test  data  shall  be
                                    uploaded to the FTP site prior to shipment of the arm to Adept.

4        Supplier Quality Certification

         4.1 All suppliers are held responsible for the quality of the materials supplied to Adept. Within this policy, the following specifics apply:

                  4.1.1   Vendor qualification

                           4.1.1.1 Production suppliers shall be approved and in current use. New supplier candidates shall be formally approved for production prior to use.

         4.2      Evidence of Acceptance

                  4.2.1 All custom cables shall have evidence of test documented on each of the individual cables. Multiple test requirements (Hipot, continuity etc.) requires multiple test stamps

                  4.2.2 All motors or other procured products shall have evidence of test stamped on each item. Multiple tests require multiple test stamps.

5        Closed loop corrective action

         5.1 Internal and supplier caused defects shall be documented and processed using a closed loop corrective action system. This system is designed to define the problem, responsible department and action required.

         5.2      CAR Assignments

                  5.2.1 All CAR's will be received and reviewed by the work area manager or supervisor. CAR assignments shall be made per the following options:

                  5.2.2    Improvement team

                  5.2.3    Area manager/Supervisor assignment

         5.3      CAR closeouts

                  5.3.1    All CAR's  shall be closed  out in  writing  with the
                           appropriate   improvement   team  or   area   manager
                           signature of completion.

6        Continuous Improvement activities

         6.1 Improvement teams will be identified covering all key areas of the manufacturing and test process. The area manager is responsible for coordinating this team activity.

         6.2 Improvement teams and the area supervisor will be accountable for establishing corrective actions for workmanship type quality problems.